Exhibit 99.1

Contact:

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	sbell@fbvirginia.com
sharvard@fbvirginia.com

News Release
January 29, 2015

First National Corporation Announces Fourth Quarter and Annual Earnings

Strasburg, Virginia (January 29, 2015) --- First National Corporation (the “Company”) (OTCQB: FXNC), the parent company of First Bank (the “Bank”), reported annual and quarterly earnings.  Net income totaled $7.6 million and net income available to common shareholders totaled $6.5 million, or $1.32 per basic and diluted share, for the year ended December 31, 2014.  For the fourth quarter, net income totaled $3.7 million and net income available to common shareholders totaled $3.4 million, or $0.68 per basic and diluted share.

Operating Highlights for 2014

•	Return on average assets was 1.45%
•	Net interest margin was 3.86%
•	Four consecutive quarters of loan growth
•	Service charge revenue increased 17% to $2.6 million
•	Wealth management revenue increased 13% to $1.9 million
•	Non-performing assets decreased by 33%
•	Expanded into Harrisonburg and Staunton with mortgage division and loan production offices
•	Entered into an agreement to acquire six branch banking offices in Virginia
•	Book value per common share increased from $7.96 to $9.17

“We are proud of the Company’s financial performance and expansion progress during 2014.  Our bankers generated four consecutive quarters of loan growth, improved the Bank’s net interest margin, maintained strong noninterest income and improved asset quality while entering new markets and launching a new mortgage division,” said Scott C. Harvard, President and CEO of the Company and the Bank. Harvard continued, “We look forward to further expansion and growth of the Bank with the planned acquisition of six bank offices located throughout the Shenandoah Valley and Central Virginia.”

Fourth Quarter Earnings

Net income totaled $3.7 million for the fourth quarter of 2014 compared to $7.4 million for the same period of 2013, which included a $4.8 million favorable impact to the income tax provision from elimination of the valuation allowance on net deferred tax assets.  The return on average assets was 2.81% for the quarter compared to 5.55% for the same quarter one year ago, and the return on average equity was 25.03% compared to 62.96%.

Net interest income increased $256 thousand to $4.8 million for the fourth quarter, compared to $4.5 million for the same period one year ago, and the net interest margin was 3.96% compared to 3.68%.  Noninterest income totaled $2.4 million for the fourth quarter, which was a $678 thousand, or 38% increase compared to the same quarter one year ago.  The increase was primarily attributable to net gains on sale of securities of $765 thousand during the fourth quarter of 2014. Revenues from wealth management, service charges on deposits, and ATM and check card fees were relatively stable when compared to the same period one year ago.

Noninterest expenses totaled $4.9 million for the fourth quarter, which was a $1.4 million, or 22% decrease compared to the same period one year ago.  The decrease in expenses was mostly attributable to salaries and employee benefit costs that decreased $185 thousand, FDIC assessments that decreased $104 thousand and expenses from other real estate owned that decreased $531 thousand during the fourth quarter of 2014.  The decrease in expenses was also attributable to non-recurring items in the fourth quarter of 2013, which included $655 thousand of costs related to a lease termination.

The Bank recorded a recovery of loan losses totaling $3.2 million during the quarter, which resulted in a total allowance for loan losses of $6.7 million or 1.77% of total loans at December 31, 2014.  The recovery was primarily a result of a decrease in the general allocation from an improvement in the historical loss experience and improved asset quality.  The recovery of loan losses totaled $3.0 million and the allowance for loan losses totaled $10.6 million, or 2.98% of total loans, at December 31, 2013.

Annual Earnings

Net income totaled $7.6 million for the year ended December 31, 2014, compared to $9.9 million for the same period one year ago.  The return on average assets was 1.45% compared to 1.85% for the same period one year ago, and the return on average equity was 13.49% compared to 21.87%.

Net interest income totaled $18.6 million for the period, compared to $18.4 million for the same period one year ago, and the net interest margin was 3.86% compared to 3.72%.   Noninterest income totaled $7.4 million, which was a $513 thousand or 7% increase compared to $6.9 million for the prior year.  The increase in noninterest income was mostly attributable to revenue from service charges on deposits that was $368 thousand or 17% higher, and revenue from the wealth management division that was $219 thousand or 13% higher than the prior year.

Noninterest expenses decreased $2.0 million, or 9%, to $18.8 million for the year compared to $20.8 million for the prior year.  The decrease was attributable to expenses from other real estate owned, which decreased by $1.3 million and FDIC assessments that decreased by $430 thousand.  The decrease in noninterest expenses was also attributable to non-recurring items in 2013, including lease termination costs totaling $864 thousand.  These decreases in expenses were partially offset by increases in bank franchise tax, marketing, and data processing.

The Bank recorded a recovery of loan losses totaling $3.9 million for the year, compared to a recovery of loan losses totaling $425 thousand for the prior year.  The recovery was primarily a result of a decrease in the general allocation from an improvement in the historical loss experience and improved asset quality.

Balance Sheet

Assets totaled $518.2 million at December 31, 2014.  Gross loans increased by $21.3 million or 6%, to $378.4 million during the year while securities decreased $20.4 million to $84.7 million.  Growth of the loan portfolio was led by residential real estate loans with balances that increased $21.8 million during the year, followed by multi-family and commercial real estate loans with balances that increased by $6.0 million.  These increases were partially offset by a $4.6 million decrease in construction loan balances during the year. Changes in the earning asset mix had a favorable impact on the net interest margin during 2014.

Noninterest-bearing demand deposits increased $12.1 million, while time deposits and other borrowings decreased $22.0 million and $6.0 million, respectively.  The Bank had less reliance on wholesale funding at December 31, 2014 when compared to the prior year.  Changes in the funding mix also had a favorable impact on the net interest margin during 2014.

Capital and Asset Quality

Substandard loans decreased by $7.7 million or 33%, to $15.8 million at the end of the year compared to $23.5 million at the end of the prior year.  Nonperforming assets, which includes other real estate owned, decreased 33% to $9.9 million at December 31, 2014 compared to $14.7 million one year ago.  Other real estate owned decreased to $1.9 million compared to $3.0 million at the end of the prior year.

Total shareholders’ equity increased $6.0 million to $59.6 million at December 31, 2014, compared to $53.6 million one year ago.  The book value per common share was $9.17 at the end of the year compared to $7.96 at the prior year end. Regulatory capital ratios were higher than previous periods, with the total risk-based capital ratio increasing to 19.93% compared to 18.21% at the prior year end.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the bank holding company of First Bank, a community bank that first opened for business in 1907.  The Bank offers loan, deposit, and wealth management products and services from 12 office locations located throughout the Shenandoah Valley region of Virginia. Banking services are also accessed from the Bank’s website, www.fbvirginia.com, and from a network of ATMs located throughout its market area.  The Bank operates divisions under the names First Mortgage and First Bank Wealth Management.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Interest income
Interest and fees on loans	$ 4,623	$ 4,536	$ 4,403	$ 4,215	$ 4,422
Interest on deposits in banks	5	3	14	16	16
Interest on securities available for sale	566	622	657	657	636
Dividends on restricted securities	20	20	21	21	19
Total interest income	$ 5,214	$ 5,181	$ 5,095	$ 4,909	$ 5,093

Interest expense
Interest on deposits	$ 327	$ 343	$ 372	$ 400	$ 458
Interest on federal funds purchased	1	2	-	-	-
Interest on trust preferred capital notes	55	55	54	54	56
Interest on other borrowings	26	30	30	29	30
Total interest expense	$ 409	$ 430	$ 456	$ 483	$ 544

Net interest income	$ 4,805	$ 4,751	$ 4,639	$ 4,426	$ 4,549
Recovery of loan losses	(3,150)	(100)	(400)	(200)	(2,950)
Net interest income after recovery of loan losses	$ 7,955	$ 4,851	$ 5,039	$ 4,626	$ 7,499

Noninterest income
Service charges on deposit accounts	$ 644	$ 655	$ 643	$ 630	$ 654
ATM and check card fees	352	367	365	335	354
Wealth management fees	465	494	472	484	463
Fees for other customer services	90	94	126	87	89
Income from bank owned life insurance	101	103	89	74	159
Gains on sale of loans	23	-	-	-	22
Net gains (losses) on sale of securities	765	(91)	22	-	-
Other operating income	9	32	8	6	30
Total noninterest income	$ 2,449	$ 1,654	$ 1,725	$ 1,616	$ 1,771

Noninterest expense
Salaries and employee benefits	$ 2,855	$ 2,668	$ 2,554	$ 2,509	$ 3,040
Occupancy	315	303	278	315	302
Equipment	293	299	295	304	319
Marketing	77	114	126	109	41
Stationery and supplies Legal and professional fees	75 320	84 250	94 247	80 202	66 340
ATM and check card fees	168	167	163	163	166
FDIC assessment	70	90	122	172	174
Bank franchise tax	105	106	105	94	70
Other real estate owned, net	(151)	(23)	(70)	31	380
Telecommunications	81	75	73	71	71
Data processing	140	129	134	115	99
Net losses on disposal of premises and equipment	-	-	-	2	601
Loss on lease termination	-	-	-	-	54
Other operating expense	523	491	427	446	509
Total noninterest expense	$ 4,871	$ 4,753	$ 4,548	$ 4,613	$ 6,232

Income before income taxes	$ 5,533	$ 1,752	$ 2,216	$ 1,629	$ 3,038
Income tax provision (benefit)	1,837	505	674	483	(4,352)
Net income	$ 3,696	$ 1,247	$ 1,542	$ 1,146	$ 7,390
Effective dividend and accretion on preferred stock	328	329	261	220	228
Net income available to common shareholders	$ 3,368	$ 918	$ 1,281	$ 926	$ 7,162

Common Share and Per Common Share Data
Net income, basic and diluted	$ 0.68	$ 0.19	$ 0.26	$ 0.19	$ 1.46
Shares outstanding at period end	4,904,577	4,903,612	4,902,582	4,901,464	4,901,464
Weighted average shares, basic and diluted	4,903,748	4,902,716	4,901,599	4,901,464	4,901,464
Book value at period end	$ 9.17	$ 8.77	$ 8.58	$ 8.24	$ 7.96
Cash dividends	$ 0.025	$ 0.025	$ 0.025	$ -	$ -

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Key Performance Ratios
Return on average assets	2.81%	0.95%	1.16%	0.88%	5.55%
Return on average equity	25.03%	8.64%	11.05%	8.53%	62.96%
Net interest margin	3.96%	3.92%	3.81%	3.72%	3.68%
Efficiency ratio (1)	76.61%	72.74%	71.94%	74.87%	81.40%

Average Balances
Average assets	$ 521,889	$ 521,622	$ 531,250	$ 525,304	$ 528,475
Average earning assets	487,591	487,541	496,304	490,521	496,619
Average shareholders’ equity	58,583	57,217	55,965	54,427	46,569

Asset Quality
Loan charge-offs	$ 80	$ 302	$ 306	$ 239	$ 192
Loan recoveries	231	112	429	79	1,911
Net charge-offs (recoveries)	(151)	190	(123)	160	(1,719)
Non-accrual loans	8,000	8,673	11,221	11,696	11,678
Other real estate owned, net	1,888	1,807	2,221	2,992	3,030
Nonperforming assets	9,888	10,480	13,443	14,688	14,708
Loans over 90 days past due, still accruing	-	2,148	325	111	49
Troubled debt restructurings, accruing	932	796	978	986	829
Special mention loans	23,259	18,411	19,807	20,606	19,660
Substandard loans, accruing	15,792	20,088	20,315	21,917	23,470
Doubtful loans	-	-	-	-	-

Capital Ratios
Tier 1 capital	$ 70,312	$ 66,325	$ 64,732	$ 63,041	$ 61,800
Total capital	75,045	71,084	69,455	67,687	66,437
Total capital to risk-weighted assets	19.93%	18.92%	18.64%	18.49%	18.21%
Tier 1 capital to risk-weighted assets	18.67%	17.65%	17.38%	17.22%	16.94%
Leverage ratio	13.47%	12.74%	12.22%	12.05%	11.75%

Balance Sheet
Cash and due from banks	$ 6,043	$ 6,862	$ 6,587	$ 7,106	$ 5,767
Interest-bearing deposits in banks	18,802	3,885	12,735	27,017	25,741
Securities available for sale, at fair value	83,292	104,710	108,884	110,561	103,301
Restricted securities, at cost	1,366	1,636	1,636	1,636	1,804
Loans held for sale	328	181	-	-	-
Loans, net of allowance for loan losses	371,692	364,974	357,484	349,250	346,449
Other real estate owned, net of valuation allowance	1,888	1,807	2,221	2,992	3,030
Premises and equipment, net	16,126	16,175	16,305	16,470	16,642
Accrued interest receivable	1,261	1,327	1,258	1,305	1,302
Bank owned life insurance	11,357	11,244	11,141	11,052	10,978
Other assets	6,010	6,609	7,072	7,206	7,876
Total assets	$ 518,165	$ 519,410	$ 525,323	$ 534,595	$ 522,890

Noninterest-bearing demand deposits	$ 104,986	$ 103,019	$ 99,396	$ 101,813	$ 92,901
Savings and interest-bearing demand deposits	237,618	224,655	235,929	239,725	234,054
Time deposits	101,734	111,245	115,873	120,151	123,756
Total deposits	$ 444,338	$ 438,919	$ 451,198	$ 461,689	$ 450,711
Federal funds purchased	52	5,325	-	-	-
Other borrowings	26	6,033	6,039	6,046	6,052
Trust preferred capital notes	9,279	9,279	9,279	9,279	9,279
Other liabilities	4,906	2,232	2,151	2,614	3,288
Total liabilities	$ 458,601	$ 461,788	$ 468,667	$ 479,628	$ 469,330

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Balance Sheet (continued)
Preferred stock	$ 14,595	$ 14,595	$ 14,595	$ 14,595	$ 14,564
Common stock	6,131	6,130	6,128	6,127	6,127
Surplus	6,835	6,828	6,821	6,813	6,813
Retained earnings	33,557	30,312	29,516	28,286	27,360
Accumulated other comprehensive loss, net	(1,554)	(243)	(404)	(854)	(1,304)
Total shareholders’ equity	$ 59,564	$ 57,622	$ 56,656	$ 54,967	$ 53,560
Total liabilities and shareholders’ equity	$ 518,165	$ 519,410	$ 525,323	$ 534,595	$ 522,890

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 29,475	$ 29,862	$ 32,795	$ 33,876	$ 34,060
Secured by farm land	1,129	1,193	1,234	1,257	1,264
Secured by 1-4 family residential	163,727	155,298	151,043	147,541	141,961
Other real estate loans	150,673	153,576	145,249	141,462	144,704
Loans to farmers (except those secured by real estate)	2,975	2,905	3,067	3,060	3,418
Commercial and industrial loans (except those secured by real estate)	18,191	20,038	21,730	20,321	19,385
Consumer installment loans	4,785	4,881	4,859	4,816	4,935
Deposit overdrafts	285	248	229	213	279
All other loans	7,170	6,689	7,284	6,987	7,087
Total loans	$ 378,410	$ 374,690	$ 367,490	$ 359,533	$ 357,093
Allowance for loan losses	(6,718)	(9,716)	(10,006)	(10,283)	(10,644)
Loans, net	$ 371,692	$ 364,974	$ 357,484	$ 349,250	$ 346,449

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 4,623	$ 4,536	$ 4,403	$ 4,215	$ 4,422
Interest income – investments and other	591	645	692	694	671
Interest expense – deposits	327	343	372	400	458
Interest expense – other borrowings	26	30	30	29	30
Interest expense – trust preferred capital notes	55	55	54	54	56
Interest expense – other	1	2	-	-	-
Total net interest income	$ 4,805	$ 4,751	$ 4,639	$ 4,426	$ 4,549
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 24	$ 27	$ 28	$ 29	$ 22
Tax benefit realized on non-taxable interest income – municipal securities	42	44	49	49	41
Total tax benefit realized on non-taxable interest income	$ 66	$ 71	$ 77	$ 78	$ 63
Total tax-equivalent net interest income	$ 4,871	$ 4,822	$ 4,716	$ 4,504	$ 4,612

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Year Ended
Income Statement	December 31, 2014	December 31, 2013
Interest and dividend income
Interest and fees on loans	$ 17,777	$ 18,844
Interest on federal funds sold	-	-
Interest on deposits in banks	38	61
Interest and dividends on securities available for sale:
Taxable interest	2,144	1,870
Tax-exempt interest	358	307
Dividends	82	75
Total interest and dividend income	$ 20,399	$ 21,157

Interest expense
Interest on deposits	$ 1,442	$ 2,368
Interest on federal funds purchased	3	-
Interest on trust preferred capital notes	218	222
Interest on other borrowings	115	119
Total interest expense	$ 1,778	$ 2,709

Net interest income	$ 18,621	$ 18,448
Recovery of loan losses	(3,850)	(425)
Net interest income after recovery of loan losses	$ 22,471	$ 18,873

Noninterest income
Service charges on deposit accounts	$ 2,572	$ 2,204
ATM and check card fees	1,419	1,425
Wealth management fees	1,915	1,696
Fees for other customer services	397	391
Income from bank owned life insurance	367	358
Gains on sale of loans	23	193
Net gains on sale of securities available for sale	696	-
Other operating income	55	664
Total noninterest income	$ 7,444	$ 6,931

Noninterest expense
Salaries and employee benefits	$ 10,586	$ 10,528
Occupancy	1,211	1,282
Equipment	1,191	1,208
Marketing	426	345
Stationery and supplies Legal and professional fees	333 1,019	288 975
ATM and check card fees	661	668
FDIC assessment	454	884
Bank franchise tax	410	279
Other real estate owned, net	(213)	1,115
Telecommunications	300	283
Data processing	518	376
Net losses on disposal of premises and equipment	2	601
Loss on lease termination Other operating expense	- 1,887	263 1,655
Total noninterest expense	$ 18,785	$ 20,750

Income before income taxes	$ 11,130	$ 5,054
Income tax provision (benefit)	3,499	(4,820)
Net income	$ 7,631	$ 9,874
Effective dividend and accretion on preferred stock	1,138	913
Net income available to common shareholders	$ 6,493	$ 8,961

Common Share and Per Common Share Data
Net income, basic and diluted	$ 1.32	$ 1.83
Shares outstanding at period end	4,904,577	4,901,464
Weighted average shares, basic and diluted	4,902,389	4,901,464
Book value at period end	$ 9.17	$ 7.96
Cash dividends	$ 0.075	$ -

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Year Ended
	December 31, 2014	December 31, 2013
Key Performance Ratios
Return on average assets	1.45%	1.85%
Return on average equity	13.49%	21.87%
Net interest margin	3.86%	3.72%
Efficiency ratio	74.03%	74.86%

Average Balances
Average assets	$ 525,028	$ 533,724
Average earning assets	490,472	502,736
Average shareholders’ equity	56,579	45,139

Asset Quality
Loan charge-offs	$ 927	$ 4,492
Loan recoveries	851	2,486
Net charge-offs	76	2,006

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 17,777	$ 18,844
Interest income – investments and other	2,622	2,313
Interest expense – deposits	1,442	2,368
Interest expense – other borrowings	115	119
Interest expense – trust preferred capital notes	218	222
Interest expense – other	3	-
Total net interest income	$ 18,621	$ 18,448
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 108	$ 82
Tax benefit realized on non-taxable interest income – municipal securities	184	158
Total tax benefit realized on non-taxable interest income	$ 292	$ 240
Total tax-equivalent net interest income	$ 18,913	$ 18,688

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, net losses on disposal of premises and equipment, and loss on land lease termination by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains and losses on sales of securities and gain on termination of postretirement benefit obligation.  Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the table above for the quarterly and yearly tax-equivalent net interest income and a reconciliation of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.